Exhibit 99.1

Mawson Infrastructure Group Inc Announces December 2022 Operational Update

Mawson’s installed operational capacity as of December 31, 2022 was approximately 2.9 Exahash across Bitcoin Self-Mining and Hosting Co-locations

Approximately $4 million in revenue generated from Mawson’s Energy Market Program in December, $13.9 million generated in 2022

Sharon, PA and Sydney, Australia — January 17, 2023 — Mawson Infrastructure Group Inc. (NASDAQ:MIGI) (“Mawson” or the “Company”), a digital infrastructure provider, announced today its unaudited Bitcoin production and operational update for December 2022.

James Manning, CEO commented. “December was a record month for Mawson’s energy market revenue, at approximately $4 million. This brought our equivalent BTC production to approximately 261.83 for the month, or 8.44 per day.1 This is approximately equivalent to the BTC revenue that could have been produced by 2.2 Exahash of mining in the month of December. This additional source of revenue has given Mawson an advantage through the past 6 months. Through the last 6 months this program has delivered unaudited revenue of $13.9 million. Our expansion at the Midland, Pennsylvania site continues to move forward at speed, with an online date still within Q1, 2023.The first MDCs have been delivered to our Sharon, Pennsylvania site, and we look forward to communicating the online date with our shareholders in the near future. Combined, these first containers have a total capacity of up to approximately 12 MW.2”

December Bitcoin Self-Mining, Energy Market Program & Hosting Co-location Results Update3:

●	Total Bitcoin Production (actual and equivalent): 261.83[4]

●	Equivalent BTC production from Energy Market Program: 238.49[5]

●	Self-Mined Bitcoin produced: 23.34

●	Self-Mining Installed Capacity: 1 EH

●	Year to date self-mined Bitcoin: 1,343.51

●	Energy Market Program revenue: approximately $4 million

●	Year to date Energy Market Program revenue: approximately $13.9 million

●	Hosting Co-location installed capacity: 1.9 EH

●	Hosting Co-location megawatts installed as at end December: approximately 64 MW6

●	Total installed capacity across Bitcoin Self-Mining and Hosting Co-location: 2.9 Exahash

[1]	“Equivalent BTC Production” is an estimate of the value of the energy market revenue (which is earned in US dollars) expressed in BTC, based on network difficulty as at December 31, 2022, and includes a number of assumptions and estimations, including the use of average USD:BTC exchange rates over the month.

[2]	Once fully installed, with a full deployment of latest generation miners.

[3]	All figures unaudited, and as at December 31, 2022.

[4]	Based on average price of Bitcoin in December of $16,971.

[5]	As above.

[6]	Based on fully deployed MDCs with typical power consumption for latest generation miners, not actual capacity.

Sale of Georgia Assets:

Mawson achieved another milestone by finalizing the relocation of it’s Georgia hosting customer to Mawson’s Midland, PA facility in late December. This was an obligation under the sale documents relating to the Sandersville, Georgia facility, as announced to the market on October 11, 2022. Mawson expects the balance of the cash consideration to be paid to Mawson in Q1 / early Q2 2023. All stock consideration from CleanSpark, Inc has now been issued to Mawson.

2023 Operational Focus

Mawson looks to advance in 2023 through:

1.	Expansion of Bitcoin Self-Mining and Hosting Co-location operations to 4.5 Exahash by end of Q1, 2023 and to our projected 8.0 Exahash by Q4, 2023[7].

2.	Continue the expansion of it’s 220-megawatt Pennsylvania facilities where the company has favorable energy contracts and expansion opportunities.

3.	Continue with it’s Energy Markets Program, which generates revenue and reduces overall costs of production.

4.	Continue to secure a portfolio of sites in it’s preferred geographies and jurisdictions for long term digital infrastructure capacity.

5.	Develop strategic partnerships and relationships with customers and communities.

6.	Continue to offer reliable hosting services to miners in addition to increasing self-mining capacity.

Aerial view of Midland, Pennsylvania facility expansion

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ENDS

[7]	Assumes and is subject to successful acquisition or leasing of multiple sites and then their successful and timely development. Several sites are currently under review and in active negotiation by Mawson.

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a digital infrastructure provider, with multiple operations throughout the USA and Australia. Mawson’s vertically integrated model is based on a long-term strategy to promote the global transition to the new digital economy. Mawson matches sustainable energy infrastructure with next-generation Mobile Data Center (MDC) solutions, enabling low-cost Bitcoin production and on-demand deployment of infrastructure assets. With a strong focus on shareholder returns and an aligned board and management, Mawson Infrastructure Group is emerging as a global leader in ESG focused Bitcoin mining and digital infrastructure.

For more information, visit: www.mawsoninc.com

Statements about hashrate capacity

Statements in the press release about hashrate capacity (including ‘installed capacity’) or ‘nameplate’ capacity, will often differ from the actual or observed hashrates. Hashrate capacity or ‘nameplate’ capacity generally makes certain assumptions about the efficiency of the ASIC miners that are in use. Some ASIC miner models will consume less power to create the same amount of hashing power than other ASIC miner models (typically more recent models are more efficient). Many ASIC miner fleets are blended fleets, including various ASIC miner models each with different efficiency ratings. Hashrate capacity figures typically assume 100% deployment of ASIC miners. Given the large numbers of computing units (often numbering in the tens of thousands), ASIC mining fleets are rarely 100% deployed and online at any one time. This can be due to a variety of factors, including ASIC miners being under maintenance, in repair workshops, in storage, in transit, or due to technical faults and breakdowns. Once deployed and online, the actual or observed hashrate can be influenced by other factors such as heat, overclocking (causing the ASIC miner to perform at levels higher than the manufacturer’s specifications), the age, and wear and tear exhibited by the ASIC miners and also by the limitations of the surrounding infrastructure, such as power outages, and MDC and transformer breakdowns. Construction and development delays are a common risk for mining data centers, for example due to weather, permitting delays, or labor and equipment shortages. Investors should consider all risk factors related to uptime when considering these figures, which are a best-case scenario. The above information is for general information purposes only, and are forward looking statements which should not be relied upon as being necessarily indicative of future results. Mawson takes no responsibility for the accuracy of third-party information, including websites. Please see our Risk Factors in our Annual Report on Form 10-K filed March 21, 2022, under the Sub-Heading Risks Relating to Our Business and Management for important risks related to our Self-Mining.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 21, 2022, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 22, 2022, November 14, 2022 and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:
Brett Maas
646-536-7331
brett@haydenir.com
www.haydenir.com

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